84 87 90 164 30 52 230 228 229 Discussion Materials Investor Presentation August 2022 164 30 52 164 30 52 164 30 52 Exhibit 99.1

Certain Important information CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” CNB’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, include, but are not limited to, (i) the duration and scope of the COVID-19 pandemic and the local, national and global impact of COVID-19; (ii) actions governments, businesses and individuals take in response to the pandemic; (iii) the speed and effectiveness of vaccine and treatment developments and deployment; (iv) variations of COVID-19, such as the Delta and Omicron ants, and the response thereto, (v) the pace of recovery when the COVID-19 pandemic subsides; (vi) changes in general business, industry or economic conditions or competition; (vii) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (viii) adverse changes or conditions in capital and financial markets; (ix) changes in interest rates; (x) higher than expected costs or other difficulties related to integration of combined or merged businesses; (xi) the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios; (xii) changes in the quality or composition of our loan and investment portfolios; (xiii) adequacy of loan loss reserves; (xiv) increased competition; (xv) loss of certain key officers; (xvi) deposit attrition; (xvii) rapidly changing technology; (xviii) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xix) changes in the cost of funds, demand for loan products or demand for financial services; and (xx) other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on CNB's financial position and results of operations. For more information about factors that could cause actual results to differ from those discussed in the forward-looking statements, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and the forward-looking statement disclaimers in CNB’s annual and quarterly reports filed with the SEC. The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this presentation. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this presentation or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this presentation might not occur and you should not put undue reliance on any forward-looking statements. NON-GAAP FINANCIAL MEASURES This presentation contains references to financial measures that are not defined in GAAP. Management uses non-GAAP financial information in its analysis of the Company’s performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently.

Corporate Overview

INVESTMENT HIGHLIGHTS

A PREMIER FRANCHISE

- Deep rooted community bank established in 1865
- #3 community bank(1) in legacy CNB Bank markets
- #3 ranked community bank(1) in the Buffalo MSA

DIVERSIFIED MARKETS

- Meaningful scale in key growth markets, including Buffalo, NY, Columbus, OH, Cleveland, OH and Southwest, VA
- Supplemented by stable, legacy markets, in which CNB has significant market share and competitive advantage.

ATTRACTIVE BUSINESS MIX

- Diversified and balanced loan portfolio consisting of 56% of outstanding balances in growth markets and 44% in legacy markets
- Robust C&I lending comprising 36% of loan portfolio
- Stable funding base with deposits per branch of approximately $100 million

EXPERIENCED LEADERSHIP

- Led by Chief Executive Officer Joe Bower since 2010 with 30+ years of banking experience
- Michael Peduzzi, President & CEO of CNB Bank, has 30+ years of banking experience
- Richard Greslick, Chief Support Officer, has been with CNB for 20+ years
- Tito Lima, Chief Financial Officer, has 30+ years of banking experience

STRONG FINANCIAL POSITIONING

- $5.3B in total assets with YTD net income of $30.7 million and YTD ROATCE of 17.3%(2)
- Strives to achieve and maintain performance levels in the top quartile of peer group
- Established track record of strong credit quality

CONSISTENT GROWTH STORY

- Strong and successful track record of organic growth
- Complemented by brand extensions in growth markets with strong C&I lending and deposit opportunities
- Completed 3 acquisitions since 2013 to supplement organic growth strategy

(1) Community bank defined as banks with total assets < $30.0B. Deposit market share as of June 30, 2021
(2) YTD ROATCE is a non-GAAP financial measure; see appendix for reconciliation
Note: Unless otherwise indicated, financial data is as of or for the six months ended June 30, 2022
Source: Deposit Market Share data from S&P Global Market Intelligence; Deposit market share data shown based upon 2021 FDIC data and Company filings

CNB FINANCIAL CORPORATION 4

CNB FINANCIAL CORPORATION

- Holding Company for **CNB Bank** (Clearfield, PA), serving the community since 1865
- 46 full-service offices, 1 drive-through location and 2 loan production office across Pennsylvania, New York, Ohio and Virginia
- CNB Bank's regional divisions (all under one charter) include **CNB Bank** (Western PA); **FC Bank** (Columbus & Central OH), **ERIEBANK** (Northeast OH & Northwest PA), **BankOnBuffalo** (Buffalo, NY); and **Ridge View Bank** (Southwest, VA)
- NASDAQ: **CCNE**
- Market Capitalization: **~$427 million**

FINANCIAL HIGHLIGHTS

ASSETS:	$5.3 billion
DEPOSITS:	$4.7 billion
LOANS:	$3.9 billion
YTD ROAA:	1.17%
YTD ROATCE[(1)]:	17.34%
NPAS/ASSETS:	0.39%


GREATER BUFFALO, NY
BANKONBUFFALO
ERIEBANK
ERIE, PA
NY
CLEVELAND, OH
PA
COLUMBUS, OH
OH
CNB BANK
FC BANK
RIDGE VIEW BANK
VA
SOUTHWEST VA

1) ROATCE is a non-GAAP measure. See appendix for reconciliation
Note: Market data as of 7/26/2022. Financial data as of 6/30/2022
Source: Company filings and market capitalization data from S&P Global Market Intelligence

CNB FINANCIAL CORPORATION 5

UNIQUE MULTI-STATE, MULTI-BRAND MODEL

CNB BANK

- Legacy bank of the organization founded in 1865
- 18 full-service offices serving Clearfield, Centre, McKean, Elk, Jefferson, Cambria, Indiana and Blair counties in PA
- Western and Central PA focus

ERIEBANK
A division of CNB Bank

- Opened August 2005
- Comprised of two premium franchises
  - Legacy market with 8 full-services offices serving Erie, Crawford & Warren counties in PA
  - Growth market with 3 full-service offices serving Lake, Ashtabula, & Cuyahoga counties in OH

FCBank
A DIVISION OF CNB BANK

- Opened in 2013 with the acquisition of FC Banc Corp. in Bucyrus, OH
- Focus on the greater-Columbus metro area and northeastern Ohio
- 6 full-service offices serving Bucyrus, Cardington, Fredericktown, Shiloh, Grandview, and Worthington, OH

BankonBuffalo
A DIVISION OF CNB BANK

- Opened in 2016 as a single loan production office which was converted to a full-service branch in 2017
- Currently 11 full-service offices and 1 drive through location with the addition of Bank of Akron
- Strong growth story with recent, significant loan & deposit growth along with the Bank of Akron acquisition
- Further expansion into Rochester market with commercial lending and Wealth & Asset management

RIDGEVIEW BANK
A DIVISION OF CNB BANK

- Established in Q3 2021.
- Currently 2 loan production offices.
- Hired Carrie McConnell, a 20+ year veteran within the Southwest Virginia market
- Expect to have 6 to 8 locations within the next 5 years and become a meaningful contributor to overall growth

1865 WEALTH ADVISORS

- Rebranding in July 2022 of the legacy Wealth Management business with long-established roots and a history of excellence in performance.
- Focus on a planning-based approach for families and commercial customers.
- Seamless partnership with Private Banking in providing customers with a broad array of competitive solutions.
- Provides consistency and a greater strength across CNB's regions

CNB FINANCIAL CORPORATION 6

EXPERIENCED MANAGEMENT TEAM

TOP EXECUTIVES



JOSEPH B. BOWER JR.
President, CEO & Director

- CEO of CNB Financial Corporation since January 1, 2010
- Has been with the Company since 1997 – previously served as Chief Financial Officer and Chief Operating Officer of CNB Bank as well as Secretary and Treasurer of CNB Financial Corporation
- Previously worked as a certified public accountant and served in the United States Army
- Serves on various boards within the community



MICHAEL PEDUZZI
President & CEO
CNB Bank

- Joined as President & Chief Operating Officer of CNB Bank in August 2021
- More than 30 years of experience in banking and financial services, most recently as SEVP & CFO of Mid Penn Bank
- Member of the AICPA and previously served on the Board of Directors of the PA Association of Community Bankers



RICHARD L. GRESLICK JR.
SEVP; Chief Support Officer

- Served as Sr. EVP & Chief Support Officer since 2009
- Previous roles with CNB include Sr. Vice President of Administration and Vice President of Operations
- Participated in CNB Bank's management training program
- Serves on various boards within the community



TITO L. LIMA
SEVP, CFO & Treasurer

- Broad experience in the financial services industry for 30+ years
- Joined CNB Financial Corporation as CFO in July 2019
- Formerly served as CFO and EVP at NexTier Bank, N.A.
- Prior to NexTier, served as EVP and Corporate Controller of National Penn Bancshares, Inc.



LEANNE D. KASSAB
SEVP; Chief Experience Officer

- Served as Sr. EVP & Chief Experience Officer since 2021
- Previous roles with CNB include EVP of Marketing and Sr. Risk Officer of Enterprise Risk Management program
- Serves on American Bankers Association Marketing Conference Advisory Board



MARTIN T. GRIFFITH
SEVP, Chief of Community Banking

- More than 30 years experience in various areas of banking
- Joined CNB Financial Corporation in 2016
- Formerly served as SVP of Retail Banking Executive, SVP of Commercial Banking and Regional President at Five Star Bank

CNB FINANCIAL CORPORATION 7

board leadership Peter F. Smith Independent Chairman of the Board of Directors Attorney specializing in commercial transactions, real estate, mineral law, estate planning and related litigation Independent Chairman since January 1, 2017 Joseph B. Bower Jr. See biographical information on previous page Richard L. Greslick Jr. See biographical information on previous page N. Michael obi President of UBIZ Venture Capital and CEO of Spectrum Global Solutions, LLC Joel E. Peterson President of Clearfield Wholesale Paper Deborah D. Pontzer President, Grow Rural PA, Inc. Jeffrey S. Powell President, J.J. Powell, Inc. Nick N. Scott Jr. Vice President and Owner, Scott Enterprises Richard B. Seager III Owner, RITRI Holdings, LLC and Dream Field Retreats, LLC Francis X. Straub III Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc. Peter C. Varischetti President, Varischetti Holdings, LP Julie M. Young Human Resources Attorney, JMY Law, LLC board of directors

FRANCHISE Milestones 2020 Acquisition of Bank of Akron 2013 2010 2005 1934 Reorganized through a stock offering to existing depositors 1984 1865 County National Bank of Clearfield established 2015 2016 2021 CNB Financial Corporation holding company organized ERIEBANK formed Common Equity Capital Raise of $34.5M Acquisition of FC Banc Corp. in Bucyrus, OH w/ $360M in assets 150th Anniversary Celebration Joseph Bower becomes CEO Bank on Buffalo is formed Acquisition of Lake National Bank $50M Sub Debt Raise Ridge View Bank is formed in Roanoke, VA $85M Sub Debt Raise Preferred Equity Capital Raise of $58M 2022 Michael Peduzzi becomes CNB Bank CEO

LEGACY AND NEW MARKETS[(1)]

LEGACY VS. NEW – LOAN PORTFOLIO[(2)]


LEGACY
43.6%
NEW
56.4%

JUNE '21 TO JUNE '22 – LOAN GROWTH


15.1%
Growth
Rate
LEGACY
25.7%
NEW
74.3%

LEGACY VS. NEW – DEPOSITS[(2)]


LEGACY
54.3%
NEW
45.7%

JUNE '21 TO JUNE '22 – DEPOSIT GROWTH


LEGACY
65.5%
4.4%
Growth
Rate
NEW
34.5%

(1) New markets include BankOnBuffalo, ERIEBANK – Northeast Ohio, FCBank and Southwest Virginia. Legacy markets include CNB Bank and ERIEBANK - Pennsylvania
(2) As of June 30, 2022. Excludes Paycheck Protection Program and Syndicated loans

CNB FINANCIAL CORPORATION 10

LoanS to Deposits As of 12/31/19 (1) Loan to deposit Ratio As of 6/30/22 (1) (1) In millions

(1) New markets include BankOnBuffalo, ERIEBANK – Northeast Ohio, FCBank and Southwest Virginia. (2) Commercial consists of Commercial & Industrial and Commercial Mortgages New Growth markets – loan and deposit detail(1) Commercial & private banking – loans – 6/30/22(2) Commercial & private banking – deposits – 6/30/22(2) Loan portfolio is based on historically proven underwriting practices and loan types that have been successful over time. Commercial and Private Banking customer base provides significant opportunity for cross-sell of cash management (deposits) and wealth management Diversified deposit base provides granularity in deposit relationships Success in expanding market share in growth markets through retail, commercial and Private Banking deposit relationships

Business Highlights

Q2 2022 loan yield of 4.75% compared to 4.76% in Q2 2021. Loan growth driven primarily by increases in C&I loans and CRE loans primarily from our Cleveland, Buffalo and Southwest Virginia regions Excluding net PPP loans and syndicated loans, loans grew $493 million, or 15.1%, from June 30, 2021, including Bank of Akron CNB views commercial lending as its competitive advantage and remains focused on the area by hiring and retaining experienced loan officers Continued focus on adhering to disciplined pricing and credit quality standards CRE concentration ratio of 266%(1) Loan portfolio composition 6/30/22 Loan portfolio Composition Observations (1) Defined as the regulatory agencies guidance on commercial real estate (CRE) as a percent of total capital; regulatory capital is as of June 30, 2022 Source: Company filings

Additional Loan portfolio Detail Well diversified and granular C&I portfolio with no single industry greater than 14% of total C&I portfolio CNB has proven C&I underwriting practices and strong loan loss history CRE portfolio is also well diversified and granular with no single segment greater than 28% of the CRE portfolio. Two largest CRE segments, Lodging and Apartments, have minimal or no loss history over the past 20+ years. C&I Detail (6/30/22) Commercial mortgage detail (6/30/22)

Conservative credit culture 6/30/22 nonaccrual loans by type Historical asset quality Historical NPAs/Assets & Ncos/Loans Note: TDRs is an abbreviation for Troubled Debt Restructurings and excludes COVID-19 related modifications. NPAs is an abbreviation for non-performing assets. NCOs is an abbreviation for net charge-offs. Source: Company filings. NCOs-Bank Only excludes Holiday Financial Services.

Additional credit quality detail Commercial Loans by Risk Rating (6/30/22) Residential, Consumer & Credit card – performing detail (6/30/22) Source: Company filings

Deposit mix 6/30/22 deposit mix Highlights Core deposits(1) represent over 90% of total deposits Deposit portfolio comprised entirely of customer relationships with no broker deposits as of June 30, 2022. Long-term growth in deposits driven primarily by growth in checking and savings account relationships Average Cost of Interest-Bearing Deposits (1) All deposits except for time deposits Source: Company filings

Financial Highlights

(1) Q2 2022 and 2021 exclude PPP loans and is a non-GAAP financial measures – see Appendix for reconciliation (2) In thousands Source: Company filings Q2 2022 vs 2021 highlights Total Loans (ex. PPP) ($M)(1) Total deposits ($M) Net income available to common(2) Earnings Per common Share YoY Growth = 17.3% YoY Growth = 4.4% YoY Growth = 11.2% YoY Growth = 11.8%

(1) Net interest margin and efficiency ratio are non-GAAP financial measures – see Appendix for reconciliations; Source: Company filings Q2 2022 vs 2021 highlights Return on average equity Return on average assets Net interest margin(1) Efficiency Ratio(1)

Change in net interest margin QTD 2021 VS 2022 Net interest margin expansion of 45bps is primarily the result of deposit rate management coupled with organic growth and the early benefit of increases in interest rates. Strong loan growth and an asset sensitive interest rate position provide CNB with opportunities to further increase net interest margin

(1) Earnings per share includes merger costs in 2019 and merger costs, FHLB prepayment penalties and branch closure costs in 2020. Note: YTD data as of June 30, 2022 and “LTM” means for the unaudited 12 month period ended June 30, 2022 Source: Company filings Financial trends Total Assets ($M) Total Gross Loans ($M) Total Deposits ($M) Earnings Per common Share(1) CAGR = 12.2% CAGR = 15.3% CAGR = 14.0% CAGR = 18.3%

(1) Return on average assets, return on average equity, and efficiency ratio includes merger costs in 2019 and merger costs, FHLB prepayment penalties and branch closure costs in 2020. (2) Net interest margin and efficiency ratio are non-GAAP financial measures – see Appendix for reconciliations; Source: Company filings Earnings power Return on average equity(1) Return on average assets(1) Net interest margin(2) Efficiency Ratio(1)(2)

Wealth & asset management financial trends Assets under management (“AUM”) ($M) & net revenue Margin (%) AUM CAGR = 10.1%

Allowance for CREDIT losses (ACL) The company adopted the current expected credit loss (“CECL”) methodology in Q4 2020 effective January 1, 2020 First six months of 2022 the allowance for credit losses reflects a reserve build of $0.18 per diluted common share Excluding PPP-related loans, the ACL was 1.04% as of June 30, 2022 compared to 1.05% as of December 31, 2021 Allowance for cREDIT Losses Trends Historical ACL Activity Observations Note: Beginning with the quarter ended December 31, 2020 the Company adopted ASU 2016-13, effective January 1, 2020. Although the Company’s adoption of CECL was effective January 1, 2020, the results prior to the quarter ended December 31, 2020, were based on the incurred loss methodology and these results have not been restated to reflect the application of the CECL methodology. Source: Company filings

Capital ratios CNB Financial Corporation – Capital Ratios (1) Tangible common equity / Tangible assets (“TCE/TA”) is a non-GAAP financial measure – see Appendix for reconciliation; Note: Q2 2022 is as of June 30, 2022 Source: Company filings All capital ratios have significant excess to well-capitalized thresholds Excess regulatory capital level equivalent to 20+ years cumulative net credit losses Strong historical credit quality allows for efficient capital management

CNB Financial Relative Valuation vs. Peer CNB Financial corporation vs Comparative Indices Source: Estimates per Factset Consensus Estimates; Market data as of 7/15/2022 Price / Estimated 2023 Earnings Per Share

Dividend History Historical dividend per common share Dividend yield of 2.85% as of June 30, 2022 LTM ending June 30, 2022 dividend payout ratio of 21.4% The Corporation’s long, uninterrupted history of dividends to its common shareholders reflects a key component of its Total Shareholder Return. Source: Company filings

Interest rate sensitivity Base case assumes composition of interest sensitive assets and liabilities remain static as of June 30, 2022 Assumes rate shocks are instantaneous and sustained parallel rate shifts, or reflected uniformly across the yield curve regardless of duration to maturity or repricing of specific assets & liabilities Interest rate risk is mitigated through efficient balance sheet management At June 30, 2022, the Corporation has approximately $1.9 billion in outstanding loan balances that are rate sensitive over the next twelve months. Source: Company filings 6/30/22 Interest rate sensitivity 6/30/22 rate characteristics - loans securities portfolio Investment portfolio is comprised of 52% available-for-sale and 48% held-to-maturity, as of June 30, 2022, as part of a strategy to mitigate volatility in tangible common equity. Overall low credit risk profile with 80% of the portfolio comprised of government or government sponsored securities and residential & multi-family mortgage securities issued by government or government sponsored entities, as of June 30, 2022. Shorter portfolio modified duration of 4.4 years enables CNB to reinvest cash flows to capitalize on higher interest rates (1) Amortized cost Source: Company filings Investment portfolio(1) 6/30/22 investment portfolio detail

(1) New markets include BankOnBuffalo, ERIEBANK – Northeast Ohio, FCBank and Southwest Virginia. new markets – staffing detail(1) 6/30/22 legacy vs new staffing 6/30/22 new – sales vs support Growth markets provide expanded opportunities for attracting skilled talent Geographical diversification strengthens disaster recovery infrastructure and processes Innovative technology and processes allow support staff the ability to work remote and throughout our markets Geographical diversification leads to diversity in employees and supports CNB’s core values

Appendix Other relevant information

NON-GAAP RECONCILIATION

This presentation contains references to financial measures that are not defined in GAAP. Management uses non-GAAP financial information in its analysis of the Corporation's performance. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Corporation's management believes that investors may use these non-GAAP measures to analyze the Corporation's financial performance without the impact of unusual items or events that may obscure trends in the Corporation's underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Year-to-Date 6/30/2022
Net Income Available to Common	$28,533
Average Tangible Common Equity	331,780
Return on Average Tangible Common Equity (non-GAAP) (annualized)	**17.34%**

	For the year ending December 31,				Year-to-Date	Quarter-to-Date	
	2018	2019	2020	2021	6/30/2022	6/30/2021	6/30/2022
Non-Interest Expense	$79,342	$87,508	$107,326	$116,433	$64,501	$26,965	$32,609
LESS: Core Deposit Intangible Amortization	898	567	206	107	50	28	25
Adjusted Non-Interest Expense (non-GAAP)	**$78,444**	**$86,941**	**$107,120**	**$116,326**	**$64,451**	**$26,937**	**$32,584**
Non-Interest Income	$20,723	$25,975	$28,059	$33,434	$17,800	$7,857	$8,146
Net Interest Income	$104,920	$116,198	$134,711	$159,780	$88,918	$38,305	$46,301
LESS: Tax Exempt Investment and Loan Income, net of TEFRA (non-GAAP)	6,572	6,664	5,703	4,973	2,535	1,221	1,208
ADD: Tax Exempt Investment and Loan Income (non-GAAP) (tax-equivalent)	8,759	8,946	7,490	6,416	3,252	1,576	1,549
Adjusted Net Interest Income (non-GAAP)	107,107	118,480	136,498	161,223	89,635	38,660	46,642
Adjusted Net Revenue (non-GAAP) (tax-equivalent)	**$127,830**	**$144,455**	**$164,557**	**$194,657**	**$107,435**	**$46,517**	**$54,788**
Efficiency Ratio	**61.37%**	**60.19%**	**65.10%**	**59.76%**	**59.99%**	**57.91%**	**59.47%**

CNB FINANCIAL CORPORATION 34

NON-GAAP RECONCILIATION

	For the year ending December 31,				Year-to-Date	Quarter-to-Date	
	12/31/2018	12/31/2019	12/31/2020	12/31/2021	6/30/2022	6/30/2021	6/30/2022
Interest Income	$131,870	$155,728	$167,167	$179,600	$95,995	$43,528	$49,741
LESS: Interest Expense	26,950	39,530	32,456	19,820	7,077	5,223	3,440
Net Interest Income	**104,920**	**116,198**	**134,711**	**159,780**	**88,918**	**38,305**	**46,301**
Average Total Earning Assets	$2,815,215	$3,194,911	$4,092,076	$4,768,040	$4,974,964	$4,734,660	$4,967,597
Net Interest Margin (annualized)	**3.73%**	**3.64%**	**3.29%**	**3.35%**	**3.60%**	**3.25%**	**3.74%**

	12/31/2018	12/31/2019	12/31/2020	12/31/2021	6/30/2022	6/30/2021	6/30/2022
Interest Income	$131,870	$155,728	$167,167	$179,600	$95,995	$43,528	$49,741
ADD: Tax Equivalent Adjustment	1,448	1,476	1,361	953	650	308	306
Adjusted Interest Income (fully tax equivalent basis) (non-GAAP)	133,318	157,204	168,528	180,553	96,645	43,836	50,047
LESS: Interest Expense	26,950	39,530	32,456	19,820	7,077	5,223	3,440
Net Interest Income (fully tax equivalent basis) (non-GAAP)	**106,368**	**117,674**	**136,072**	**160,733**	**89,568**	**38,613**	**46,607**
Average Total Earning Assets	$2,815,215	$3,194,911	$4,092,076	$4,768,040	$4,974,964	$4,734,660	$4,967,597
(ADD) LESS: Average Mark to Market Adjustment on Investments	(5,834)	5,631	18,884	8,141	(24,101)	9,238	(37,519)
Adjusted Total Earning Assets	**2,821,049**	**3,189,280**	**4,073,192**	**4,759,899**	**4,999,065**	**4,725,422**	**5,005,116**
Net Interest Margin, fully tax equivalent basis (non-GAAP) (annualized)	**3.77%**	**3.69%**	**3.34%**	**3.38%**	**3.61%**	**3.28%**	**3.73%**

CNB FINANCIAL CORPORATION 35